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                                                                    Exhibit 12.1

                           INTERSTATE HOTELS COMPANY
        STATEMENT OF COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                       (Unaudited, dollars in thousands)

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
                                                                          Year Ended December 31,
                                                       ---------------------------------------------------------        Three
                                                                                                                     Months Ended
                                                        1992       1993         1994         1995         1996      March 31, 1997
                                                       ------     ------      -------       -------      -------    --------------
Income before income tax expense
     and extraordinary items                           $3,620     $6,910      $12,389       $15,839      $21,442       $16,465
                                                       ------     ------      -------       -------      -------       -------

Fixed charges:
     Interest incurred                                    185        240          272           594       14,077         7,658
     Amortization of debt expense                           -          -            -            12        1,354           812
                                                       ------     ------      -------       -------      -------       -------
         Total fixed charges                              185        240          272           606       15,431         8,470
                                                       ------     ------      -------       -------      -------       -------

Income before income tax expense
     and extraordinary items and fixed charges          3,805      7,150       12,661        16,445       36,873        24,935
                                                       ======     ======      =======       =======      =======       =======

Divided by fixed charges                                  185        240          272           606       15,431         8,470
                                                       ======     ======      =======       =======      =======       =======

Ratio of earnings to fixed charges                      20.57      29.79        46.55         27.14         2.39          2.94
                                                       ======     ======      =======       =======      =======       =======
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